                                                                      EXHIBIT 11


                     HILTON HOTELS CORPORATION AND SUBSIDIARIES
                          Computation of Per Share Earnings

                                                        1998             1997           1996
                                                    -------------     -----------    -----------
BASIC
   Income (in millions)
       Continuing operations                                $188             $183           $120
       Deduct dividends on preferred shares                  (10)             (13)             -
                                                    -------------     -----------    -----------
       Income applicable to common stock
         from continuing operations                          178             170             120
       Discontinued gaming operations                        109              67             (38)
                                                    -------------     -----------    -----------
       Income applicable to common stock                    $287            $237            $ 82
                                                    =============     ===========    ===========

   Shares
       Weighted average common shares                250,306,000     249,723,000     197,338,000
                                                    =============     ===========    ===========

   Basic earnings per common share
       Continuing operations                               $0.71           $0.68          $ 0.61
       Discontinued gaming operations                       0.44            0.27           (0.20)
                                                    -------------     -----------    -----------
       Net income                                          $1.15           $0.95           $0.41
                                                    =============     ===========    ===========
DILUTED
   Income (in millions)
       Continuing operations                                $188             $183            $120
       Add after tax interest applicable to
         5% convertible notes                                 15               15               9
                                                    -------------     -----------     -----------
       Before extraordinary item, as adjusted                203              198             129
       Discontinued gaming operations                        109               67             (38)
                                                    -------------     -----------     -----------
       Net income                                           $312             $265             $91
                                                    -------------     -----------     -----------
                                                    -------------     -----------     -----------
SHARES
       Weighted average common shares -- basic       250,306,000      249,723,000     197,338,000
       Assuming conversion of preferred stock          9,845,000       13,645,000         477,000
       Assuming conversion of 5% convertible notes    15,489,000       15,489,000       9,785,000
       Dilutive effect of assumed option exercises
         (as determined by the application of the
         treasury stock method)                        1,909,000        2,374,000       1,756,000
                                                    ------------      -----------     -----------
       Common and common equivalent shares
         as adjusted                                 277,549,000      281,231,000     209,356,000
                                                    ------------      -----------     -----------
                                                    ------------      -----------     -----------
   Diluted earnings per common share
       Continuing operations                               $0.73(1)         $0.70(1)       $ 0.62 (1)
       Discontinued gaming operations                       0.39(1)          0.24(1)        (0.18)
                                                    ------------      -----------     -----------
       Net income                                          $1.12            $0.94          $ 0.44 (1)
                                                    ------------      -----------     -----------
                                                    ------------      -----------     -----------

-----------------
(1)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13 of Statement of Financial Accounting Standards No. 128 because it produces an anti-dilutive result for continuing operations in all periods and for net income in the 1996 period.